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                SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.



                             FORM 8-K

                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported)
                          July 31, 1996




                       ENSERCH Corporation
      (Exact name of Registrant as specified in its charter)




          Texas               1-3183               75-0399066
    (State or other         (Commission        (I.R.S. Employer
    of incorporation)       File Number)      Identification No.)




ENSERCH Center, 300 S. St. Paul, Dallas, Texas            75201
 (Address of principal executive offices)              (Zip Code)




Registrant's telephone number, including Area Code:  214-651-8700

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ITEM 5.   Other Events

     Set forth below in its entirety is a News Release issued by Enserch Exploration, Inc. on July 31, 1996:

     ENSERCH EXPLORATION ANNOUNCES
     DEEP-WATER PROJECTS' DEVELOPMENTS

          DALLAS, TEXAS (July 31, 1996)--Enserch Exploration, Inc. (NYSE-EEX) has suspended the drilling of the A-1 well at its Cooper project in the Garden Banks area of the Gulf of Mexico after encountering mechanical difficulties. The Company drilled over 600 feet (measured depth) of hydrocarbons at the 7,200 foot and 7,600 foot levels, but drilling problems prevented the well from being completed. Numerous attempts to remedy the problems were unsuccessful.

          "The partners will evaluate the situation and alternate drilling strategies," said Gary J. Junco, president and chief operating officer of Enserch
     Exploration. "The extensive proven hydrocarbon column at this location will be developed," he added.

          An exploratory test well is underway on Garden Banks Block 387. The well spudded in late June and will test a lower Pleistocene objective with a total depth planned of 18,500 feet (measured depth). The well is drilling ahead below 9,600 feet. Enserch Exploration expects to have a 100% interest in this well.

          At the Allegheny project in the Green Canyon 254 area, EEX and its partners Mobil Exploration & Producing U.S. Inc. and Reading & Bates Development Co., have identified alternate development scenarios that have the potential to significantly reduce the total project cost. While the additional engineering study and design will delay the project from its previously planned early 1999 start up, the design changes should substantially improve the project economics. The Company will announce a revised schedule for development when the plan is completed.

          Enserch Exploration, Inc. is a natural gas and oil exploration and production company with activities focused in Texas and the Gulf of Mexico.

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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              ENSERCH Corporation



Date: August 6, 1996          By:      /s/ Jerry W. Pinkerton
                                          Jerry W. Pinkerton
                                   Vice President and Controller,
                                       Chief Accounting Officer